Exhibit 99.1

  NEWS

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
January 28, 2010	Analyst Contact: John C. Pollok (803) 765-4628

SCBT Reports 2009 Net Income of $13.6 million;

Declares Cash Dividend

COLUMBIA, S.C.— January 28, 2010—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period and year-ended December 31, 2009.  The Company reported solid results due primarily to its improved net interest margin, noninterest income from mortgage banking operations and good expense control.  The following occurred during 2009:

•                  Core deposits, excluding CDs, increased $219.6 million, or 22%;

•                  Allowance for loan losses increased to 1.70% of total loans from 1.36% one year ago;

•                  Net interest margin improved by 22 basis points to 4.05% from 3.83%;

•                  Recorded pre-tax Other Than Temporary Impairment (“OTTI”) charges related to pooled trust preferred securities of $5.0 million;

•                  Raised $29.2 million of new capital in May 2009 with the issuance of 1.356 million shares of common stock; and

•                  SCBT was one of the first banks in the country to redeem the preferred stock ($64.8 million) and common stock warrant ($1.4 million) issued to the US Treasury under the Troubled Asset Relief Program (“TARP”);

“SCBT has been one of the few banks to be profitable in every quarter of this downturn,” said Robert R. Hill, Jr., President and CEO.  “We saw significant increases in business with a 22% increase in core deposits, and $800 million in mortgage loans closed during the year.  In addition, we have been fortunate to continue to add many talented bankers during the year, and our team expanded into the Spartanburg, SC market in the fourth quarter.  We have weathered this economic storm nicely and are well prepared for 2010.”

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on February 19, 2010 to shareholders of record as of February 12, 2010.

Fourth Quarter 2009 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results, as well as certain information concerning non-GAAP financial information.

The Company reported consolidated net income of $1.5 million, or $0.12 per diluted share for the three months ended December 31, 2009 compared to consolidated net income of $3.5 million, or $0.32 per diluted share for the fourth quarter of 2008, a $2.0 million decrease.  This decrease was primarily the net result of the following items:

•                  Net interest income increased  by $2.5 million or 10%;

•                  Increase in the provision for loan losses of $5.8 million or 132%;

•                  Increase in the amount of securities losses (OTTI) of $1.8 million;

•                  Other income increased by $440,000 due primarily to BOLI and fixed asset losses recorded in 2008 vs. gains in 2009;

•                  Mortgage banking income increased by $1.0 million or 152%;

•                  Non-interest expenses decreased by $252,000 due primarily to the merger expenses of $405,000 recognized in 2008; and

•                  Provision for income taxes declined by $1.3 million due to lower pre-tax net income.

“The Company’s net interest margin continued to improve as the average balance of all CDs declined by more than $93 million and the average yield improved (decreased) by 41 basis points.  This resulted in the net interest margin improving to 4.28% compared to 4.04% during the third quarter of 2009,” said John C. Pollok, COO.  “On a linked quarter basis, we also saw a nice decline in the amount of OREO expenses by $1.4 million which led to a much improved efficiency ratio of 58.1% for the fourth quarter.”

The Company’s annualized return on average assets (ROAA) for the fourth quarter decreased to 0.22% compared to 0.51% for the fourth quarter of 2008 and to 0.31% for the third quarter of 2009.  Total average shareholders’ equity at December 31, 2009 was $284.3 million, an increase of $44.6 million, or 18.6% from December 31, 2008.  This increase was due primarily to the issuance of 1.356 million shares of common stock in May 2009 which raised approximately $29.2 million in new capital, and net income during the year of $13.6 million.  Annualized return on average equity (ROAE) for the quarter was 2.12%, down from 5.89% for the fourth quarter of 2008.  Annualized return on average tangible equity (ROATE) for the fourth quarter decreased to 2.92% from 8.46% for the comparable period in the prior year and from 4.13% in the third quarter of 2009.

Asset Quality

Annualized net charge-offs increased to 1.26% from 0.92% experienced in the third quarter of 2009, and increased from 0.35% experienced in the fourth quarter of 2008.  During the fourth quarter, non-performing assets (NPAs) as a percentage of total loans and repossessed assets increased to 2.40% compared to 1.96% in the third quarter of 2009 and 0.91% one year ago.  NPAs to total assets at December 31, 2009 were 1.96% compared to 1.56% at the end of the third quarter of 2009 and 0.76% one year ago.  The increase in NPAs continues to reflect the pressure within the real estate markets throughout our operating area and within the economy as a whole.  During the fourth quarter, the Company’s other real estate owned (“OREO”) decreased by $1.1 million from the prior quarter end, and by $3.0 million from December 31, 2008.  Non-performing loans (including accruing loans past due 90 days or more) increased $12.5 million from the third quarter of 2009, and by $34.8 million from the fourth quarter in 2008.

At December 31, 2009, nonperforming loans totaled $49.7 million, representing 2.26% of period-end loans.  OREO at the end of the fourth quarter was $3.1 million, down from $6.1 million at December 31, 2008 and from $4.2 million at the end of the third quarter of 2009.  The allowance for loan losses at December 31, 2009 was $37.5 million and represented 1.70% of total period-end loans.  The current allowance for loan losses provides 0.75 times coverage of period-end nonperforming loans, down from 0.92 times in the third quarter of 2009 and 2.11 times at December 31, 2008.  In the fourth quarter, net charge-offs were $7.0 million compared to $5.1 million in the previous quarter and $2.0 million one year ago.  The provision for loan losses was $10.2 million for the fourth quarter of 2009 compared to $4.4 million for the comparable quarter one year ago, and $7.0 million in the third quarter of 2009.

The Company’s recorded balance of the four assets related to Silverton was approximately $1.04 million at December 31, 2009.  The Company has written off approximately $5.4 million related to these assets during 2009.  These assets have now been valued at approximately sixteen cents on the dollar of the original loan amount.  In addition, two loan participations have been moved to OREO during the year.  During the fourth quarter of 2009, the Company did not record any additional losses related to these assets.  However, the Company received a partial payment related to one of the assets classified in OREO, and reduced the carrying value of this asset by $172,000.

Loans and Deposits

The Company decreased total loans 4.9% since the fourth quarter of 2008, driven by reductions in construction and land development loans of $68.3 million, commercial and industrial loans of $37.8 million, consumer non real estate loans of $26.3 million, commercial non owner occupied loans of $27.1 million, consumer owner occupied loans of $9.0 million and other loans of $12.8 million.  Offsetting the loan reductions has been loan growth in home equity loans of $26.6 million and commercial owner occupied loans of $45.8 million.  Total loans outstanding were $2.2 billion at December 31, 2009 compared to $2.3 billion at December 31, 2008.  The balance of mortgage loans held for sale increased $1.8 million from December 31, 2008 to $17.6 million at December 31, 2009.  During the first half of 2009, mortgage loans held for sale increased sharply, as consumers took advantage of low interest rates and refinanced their home mortgages.  The balance of mortgage loans held for sale at June 30, 2009 was $53.9 million.  Since June 30, 2009, we have seen a return to a more normal pipeline of refinancing activity, and therefore a lower balance at December 31, 2009.

Total deposits decreased compared to the fourth quarter of 2008 by $48.6 million, or 2.3%.  Certificates of deposit (“CDs”) less than $100,000 and CDs more than $100,000 decreased by $268.3 million, which was mostly offset by the other deposit categories.  Given the decline in CD balances, total deposits decreased by $22.5 million, or 4.2% annualized, from the end of the third quarter of 2009.  All categories of deposits increased during the quarter except for CDs and NOW accounts as compared to the previous quarter.  The Company initiated a deposit campaign in 2009 to increase its core deposit base (excluding all CDs).  The largest growth on a year-to-date basis has occurred in money market accounts with a $141.8 million increase, or 50.9%; savings accounts have grown $22.0 million, or 15.5%; NOW accounts have grown by $13.3 million, or 4.5%; and demand deposits have grown by $42.6 million, or 14.0%.  The Company has continued to reduce rates paid on CDs in order to manage its net interest margin within favorable levels.  The Company decreased brokered deposits since the end of 2008 and held none at December 31, 2009, reflecting a $110.0 million decrease.  With the continued decline in loans outstanding and the capital raised in May of 2009, the Company continued to maintain a very strong capital and liquidity position at the end of the year.

In addition, during 2009, the Company has increased its correspondent relationships with a number of smaller financial institutions which has contributed to the increase in liquidity and funding sources for the Company.  Funds for these correspondents, along with the slow down in net loan growth, has increased the liquidity position of the Company by more than $55 million to $104.9 million at December 31, 2009 from the end of 2008.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $27.2 million for the fourth quarter of 2009, up 10.3% from $24.6 million in the comparable period last year.  Tax-equivalent net interest margin increased 42 basis points from the fourth quarter of 2008 to 4.28%.  Compared to the third quarter of 2009, tax-equivalent net interest margin increased 24 basis points.  This increase was the result of earning approximately 5 additional basis points on interest earning assets during the quarter moving from 5.31% to 5.36% (primarily in loans), while lowering interest expense on interest bearing liabilities by 19 basis points (primarily in time deposits).  With interest rates continuing at low levels, the expectation of increased premium costs from the FDIC, and ongoing slow loan demand, the Company has continued to aggressively manage deposit pricing and funding sources during all of 2009.  The Company continued to focus on increasing core deposits with a $36.0 million increase or 12.0%, on a link quarter basis, and has allowed $56.8 million in certificates of deposit to run off during the quarter.  The increase in non-performing assets has partially offset the positive impact of lower deposit costs.

The Company’s average yield on interest-earning assets decreased 56 basis points while the average rate on interest-bearing liabilities decreased 106 basis points from the fourth quarter of 2008.  During the fourth quarter of 2009, the Company’s average total assets decreased to $2.7 billion, a 0.7% decrease over the fourth quarter of 2008.  Offsetting the decrease was the increase in average short-term investments to $115.2 million, a $103.3 million increase from the fourth quarter of 2008, and the increase in loans held for sale to $19.7, a $9.0 million increase from the fourth quarter of 2008.  All other average earning asset categories decreased as compared to the fourth quarter of 2008.  The lower current market rates in combination with variable rate loan resets resulted in the average yield on loans falling by 29 basis points compared to the fourth quarter of 2008.  Average investment securities were $215.6 million at December 31, 2009, or 7.2% lower than the balance in 2008.  The decrease in average total assets also allowed the Company to reduce the level of funding from higher priced CDs and average total deposits decreased by $37.3 million, a decrease of 1.7% from the fourth quarter of 2008.

Noninterest Income and Expense

Noninterest income was $5.8 million for the fourth quarter of 2009 compared to $6.1 million for the fourth quarter of 2008, a decrease of $347,000.  This decrease is primarily the result in the increase of securities losses of $1.75 million from the OTTI charge recorded on the Company’s pooled trust preferred securities.  This decrease was offset primarily by two line items:

•                  $1.0 million, or 152%, increase in mortgage banking income as the Company continued to experience steady mortgage lending activity during the fourth quarter of 2009, and

•                  an increase in other income by $440,000 due primarily to an increase in returns on bank owned life insurance of $260,000, and gains associated with the sale of fixed assets of $127,000.

Compared to the third quarter of 2009, noninterest income was up by $172,000, primarily driven by mortgage banking income which was up by $255,000, and was partially offset by an OTTI charge of $83,000 related to certain equity investments.

Noninterest expense was $20.6 million in the fourth quarter of 2009, a 1.2% decrease or $252,000, compared to $20.9 million in the fourth quarter of 2008.  During the fourth quarter, the Company had increased costs in two specific areas: (1) OREO expense and loan related costs were higher by $239,000 and (2) FDIC assessments were higher by $493,000.  The Company managed the other expense categories to more than offset these increases.

The Company’s quarterly efficiency ratio improved to 58.1% compared to 63.5% in the third quarter of 2009, and 65.1% one year ago.  For the year ended December 31, 2009 and 2008, the efficiency ratio was 61.2% and 63.2%, respectively, reflecting a 2.0% improvement.

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina, and NCBT, a Division of SCBT, N.A.   Providing financial services for over 75 years, SCBT Financial Corporation operates 48 financial centers in 16 South Carolina counties and Mecklenburg County in North Carolina.   Named in Forbes as one of the 100 Most Trustworthy Companies in America, SCBT Financial Corporation has assets of approximately $2.7 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

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Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; and (13) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008	December 31,		2009 - 2008
EARNINGS SUMMARY (non tax equivalent)	2009	2009	2009	2009	2008	% Change	2009	2008	% Change
Interest income	$34,473	$35,020	$35,857	$36,448	$38,094	-9.5%	$141,798	$156,075	-9.1%
Interest expense	7,281	8,639	9,838	11,450	13,450	-45.9%	37,208	60,298	-38.3%
Net interest income	27,192	26,381	26,019	24,998	24,644	10.3%	104,590	95,777	9.2%
Provision for loan losses (1)	10,158	6,990	4,521	5,043	4,374	132.2%	26,712	10,736	148.8%
Noninterest income	5,763	5,591	7,761	7,131	6,110	-5.7%	26,246	19,049	37.8%
Noninterest expense	20,624	21,797	21,038	20,187	20,876	-1.2%	83,646	79,796	4.8%
Income before provision for income taxes	2,173	3,185	8,221	6,899	5,504	-60.5%	20,478	24,294	-15.7%
Provision for income taxes	654	1,014	2,836	2,379	1,955	-66.5%	6,883	8,509	-19.1%
Net income	1,519	2,171	5,385	4,520	3,549	-57.2%	13,595	15,785	-13.9%
Preferred stock dividends	—	—	450	665	—		1,115	—
Accretion on preferred stock discount	—	—	3,410	149	—		3,559	—
Net income available to common shareholders	$1,519	$2,171	$1,525	$3,706	$3,549	-57.2%	$8,921	$15,785	-43.5%

Basic weighted-average common shares	12,572,751	12,546,654	11,826,972	11,179,869	10,846,219	15.9%	12,060,847	10,301,430	17.1%
Diluted weighted-average common shares	12,633,484	12,604,762	11,870,522	11,226,078	10,949,411	15.4%	12,108,614	10,393,717	16.5%

Earnings per common share - Basic	$0.12	$0.17	$0.13	$0.33	$0.33	-63.6%	$0.74	$1.53	-51.6%
Earnings per common share - Diluted	0.12	0.17	0.13	0.33	0.32	-62.5%	0.74	1.52	-51.3%

Cash dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.68	$0.68	0.0%
Dividend payout ratio	99.67%	141.59%	52.02%	54.24%	1550.42%	-93.6%	74.66%	40.93%	27.8%

	AVERAGE for Quarter Ended					Quarter	AVERAGE for Twelve Months		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008	December 31,	December 31,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2009	2009	2008	% Change	2009	2008	% Change
Loans held for sale	$19,670	$20,763	$48,132	$36,484	$10,684	84.1%	$31,187	$17,022	83.2%
Total loans (1)	2,199,074	2,221,078	2,268,292	2,307,322	2,304,911	-4.6%	2,248,568	2,220,448	1.3%
Total investment securities	215,609	202,692	199,293	213,849	232,446	-7.2%	207,851	247,196	-15.9%
Intangible assets	65,740	65,871	66,002	66,134	66,268	-0.8%	65,935	66,001	-0.1%
Earning assets	2,549,507	2,617,386	2,587,286	2,643,376	2,559,920	-0.4%	2,604,028	2,523,573	3.2%
Total assets	2,749,157	2,806,974	2,812,215	2,868,847	2,768,864	-0.7%	2,813,926	2,725,955	3.2%
Noninterest-bearing deposits	346,576	334,165	321,038	316,978	315,841	9.7%	329,782	315,167	4.6%
Interest-bearing deposits	1,757,463	1,820,139	1,826,704	1,866,454	1,825,501	-3.7%	1,817,399	1,730,828	5.0%
Total deposits	2,104,039	2,154,304	2,147,742	2,183,432	2,141,342	-1.7%	2,147,181	2,045,995	4.9%
Federal funds purchased and repurchase agreements	203,197	229,806	197,636	203,391	190,409	6.7%	208,565	271,143	-23.1%
Other borrowings	143,786	144,180	149,570	164,546	183,159	-21.5%	150,446	168,645	-10.8%
Shareholders’ common equity (excludes preferred stock)	284,335	282,953	265,793	249,429	239,769	18.6%	270,757	225,484	20.1%
Shareholders’ equity	284,335	282,953	298,849	300,497	239,769	18.6%	291,590	225,484	29.3%

	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2009	2009	2008	% Change
Loans held for sale	$17,563	$20,077	$53,853	$43,603	$15,742	11.6%
Total loans (1)	2,203,238	2,209,403	2,236,162	2,292,654	2,316,076	-4.9%
Total investment securities	211,112	212,228	191,415	204,032	222,227	-5.0%
Intangible assets	65,696	65,827	65,959	66,090	66,221	-0.8%
Allowance for loan losses (1)	(37,488)	(34,297)	(32,431)	(32,094)	(31,525)	18.9%
Premises and equipment	71,829	72,523	73,404	73,606	66,392	8.2%
Total assets	2,702,188	2,776,684	2,807,309	2,839,584	2,766,710	-2.3%
Noninterest-bearing deposits	346,248	335,565	322,270	315,727	303,689	14.0%
Interest-bearing deposits	1,758,391	1,791,554	1,858,096	1,836,141	1,849,585	-4.9%
Total deposits	2,104,639	2,127,119	2,180,366	2,151,868	2,153,274	-2.3%
Federal funds purchased and repurchase agreements	162,515	211,606	187,677	205,985	172,393	-5.7%
Other borrowings	143,624	144,048	144,430	152,799	177,477	-19.1%
Total liabilities	2,419,369	2,494,901	2,527,557	2,528,404	2,521,782	-4.1%
Shareholders’ common equity (excludes preferred stock)	282,819	281,783	279,752	249,811	244,928	15.5%
Shareholders’ equity	282,819	281,783	279,752	311,180	244,928	15.5%

Common shares issued and outstanding	12,739,533	12,712,476	12,696,849	11,319,644	11,250,603	13.2%

						Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008
NONPERFORMING ASSETS (ENDING balance)	2009	2009	2009	2009	2008	% Change
Nonaccrual loans	$49,492	$36,605	$29,379	$20,730	$14,624	238.4%
Other real estate owned (“OREO”)	3,102	4,189	9,165	9,563	6,126	-49.4%
Accruing loans past due 90 days or more	241	585	559	614	293	-17.7%
Other nonperforming assets	31	13	—	40	84	-63.1%
Restructured loans	—	1,974	1,951	—	—
Total nonperforming assets	$52,866	$43,366	$41,054	$30,947	$21,127	150.2%

Total nonperforming assets as a percentage of total loans and repossessed assets (1) (2)	2.40%	1.96%	1.83%	1.34%	0.91%
Total nonperforming assets as a percentage of total assets	1.96%	1.56%	1.46%	1.09%	0.76%
NPLs as a percentage of period end loans	2.26%	1.68%	1.34%	0.93%	0.64%

	Quarter Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008	December 31,	December 31,	2009 - 2008
ALLOWANCE FOR LOAN LOSSES (1)	2009	2009	2009	2009	2008	% Change	2009	2008	% Change
Balance at beginning of period	$34,297	$32,431	$32,094	$31,525	$29,199	17.5%	$31,525	$26,570	18.6%
Loans charged off	(6,881)	(5,103)	(4,295)	(4,779)	(1,980)	247.5%	(21,058)	(5,721)	268.1%
Overdrafts charged off	(277)	(271)	(230)	(214)	(299)	-7.4%	(992)	(1,033)	-4.0%
Loan recoveries	96	195	262	390	121	-20.7%	943	593	59.0%
Overdraft recoveries	95	55	79	129	110	-13.6%	358	380	-5.8%
Net charge-offs	(6,967)	(5,124)	(4,184)	(4,474)	(2,048)	240.2%	(20,749)	(5,781)	258.9%
Provision for loan losses	10,158	6,990	4,521	5,043	4,374	132.2%	26,712	10,736	148.8%
Balance at end of period	$37,488	$34,297	$32,431	$32,094	$31,525	18.9%	$37,488	$31,525	18.9%

Allowance for loan losses as a percentage of total loans (1)	1.70%	1.55%	1.45%	1.40%	1.36%		1.70%	1.36%
Allowance for loan losses as a percentage of nonperforming loans	75.38%	92.22%	108.33%	150.37%	211.34%		75.38%	211.34%
Net charge-offs as a percentage of average loans (annualized) (1)	1.26%	0.92%	0.74%	0.79%	0.35%		0.92%	0.26%
Provision for loan losses as a percentage of average total loans (annualized) (1)	1.83%	1.25%	0.80%	0.89%	0.75%		1.19%	0.48%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	December 31,		December 31,
LOAN PORTFOLIO (ENDING balance) (1)	2009	% of Total	2008	% of Total
Commercial non-owner occupied real estate:
Construction and land development	$467,284	21.2%	$535,638	23.1%
Commercial non-owner occupied	303,650	13.8%	330,792	14.3%
Total commercial non-owner occupied real estate	770,934	35.0%	866,430	37.4%
Consumer real estate:
Consumer owner occupied	284,484	12.9%	293,521	12.7%
Home equity loans	248,639	11.3%	222,025	9.6%
Total consumer real estate	533,123	24.2%	515,546	22.3%
Total real estate	1,304,057	59.2%	1,381,976	59.7%
Commercial owner occupied real estate	469,101	21.3%	423,345	18.3%
Commercial and industrial	214,174	9.7%	251,929	10.9%
Other income producing property	137,736	6.3%	141,516	6.1%
Consumer non real estate	68,770	3.1%	95,098	4.1%
Other	9,400	0.4%	22,212	1.0%
Total loans (net of unearned income) (1)	$2,203,238	100.0%	$2,316,076	100.0%

Loans held for sale	$17,563		$15,742

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
SELECTED RATIOS	2009	2009	2009	2009	2008	2009	2008

Return on average assets (annualized)	0.22%	0.31%	0.77%	0.64%	0.51%	0.48%	0.58%

Return on average common equity (annualized)	2.12%	3.04%	2.30%	6.03%	5.89%	3.29%	7.00%

Return on average common tangible equity (annualized)	2.92%	4.13%	3.24%	8.49%	8.46%	4.53%	10.26%

Return on average equity (annualized)	2.12%	3.04%	7.23%	6.10%	5.89%	4.66%	7.00%

Return on average tangible equity (annualized)	2.92%	4.13%	9.43%	8.05%	8.46%	6.18%	10.26%

Net interest margin (tax equivalent)	4.28%	4.04%	4.07%	3.87%	3.86%	4.05%	3.83%

Efficiency ratio (tax equivalent)	58.10%	63.47%	60.88%	62.41%	65.05%	61.17%	63.17%

Book value per common share	$22.20	$22.17	$22.03	$22.07	$21.77

Tangible book value per common share	$17.04	$16.99	$16.84	$16.23	$15.88

Common shares issued and outstanding	12,739,533	12,712,476	12,696,849	11,319,644	11,250,603

Common equity-to-assets	10.47%	10.15%	9.97%	8.80%	8.85%

Tangible common equity-to-tangible assets	8.24%	7.97%	7.80%	6.62%	6.62%

Equity-to-assets	10.47%	10.15%	9.97%	10.96%	8.85%

Tangible equity-to-tangible assets	8.24%	7.97%	7.80%	8.84%	6.62%

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
RECONCILIATION OF NON-GAAP TO GAAP	2009	2009	2009	2009	2008	2009	2008

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	2.92%	4.13%	3.24%	8.49%	8.46%	4.53%	10.26%
Effect to adjust for tangible assets	-0.80%	-1.09%	-0.94%	-2.46%	-2.57%	-1.24%	-3.26%
Return on average common equity (GAAP)	2.12%	3.04%	2.30%	6.03%	5.89%	3.29%	7.00%

Return on Average Tangible Equity
Return on average tangible equity (non-GAAP)	2.92%	4.13%	9.43%	8.05%	8.46%	6.18%	10.26%
Effect to adjust for tangible assets	-0.80%	-1.09%	-2.20%	-1.95%	-2.57%	-1.52%	-3.26%
Return on average equity (GAAP)	2.12%	3.04%	7.23%	6.10%	5.89%	4.66%	7.00%

Tangible Book Value Per Common Share
Tangible book value per common share (non-GAAP)	$17.04	$16.99	$16.84	$16.23	$15.88
Effect to adjust for tangible assets	5.16	5.18	5.19	5.84	5.89
Book value per common share (GAAP)	$22.20	$22.17	$22.03	$22.07	$21.77

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	8.24%	7.97%	7.80%	6.62%	6.62%
Effect to adjust for tangible assets	2.23%	2.18%	2.17%	2.18%	2.23%
Common equity-to-assets (GAAP)	10.47%	10.15%	9.97%	8.80%	8.85%

Tangible Equity-to-Tangible Assets
Tangble equity-to-tangible assets (non-GAAP)	8.24%	7.97%	7.80%	8.84%	6.62%
Effect to adjust for tangible assets	2.23%	2.18%	2.17%	2.12%	2.23%
Equity-to-assets (GAAP)	10.47%	10.15%	9.97%	10.96%	8.85%

Note:  The tangible measures above are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	December 31, 2009			December 31, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$115,154	$168	0.58%	11,879	$24	0.80%
Investment securities (taxable)	187,803	1,996	4.22%	200,917	2,709	5.36%
Investment securities (tax-exempt)	27,806	227	3.24%	31,529	259	3.27%
Loans held for sale	19,670	257	5.18%	10,684	151	5.62%
Loans (1)	2,199,074	31,825	5.74%	2,304,911	34,951	6.03%
Total interest-earning assets	2,549,507	34,473	5.36%	2,559,920	38,094	5.92%

Noninterest-Earning Assets:
Cash and due from banks	40,887			50,336
Other assets	193,938			187,898
Allowance for loan losses	(35,175)			(29,290)
Total noninterest-earning assets	199,650			208,944
Total Assets	$2,749,157			$2,768,864

Interest-Bearing Liabilities:
Transaction and money market accounts	$706,560	$1,218	0.68%	$558,835	$1,065	0.76%
Savings deposits	162,494	200	0.49%	146,920	310	0.84%
Certificates and other time deposits	888,409	4,314	1.93%	1,119,746	9,742	3.46%
Federal funds purchased and repurchase agreements	203,197	122	0.24%	190,409	358	0.75%
Other borrowings	143,786	1,427	3.94%	183,159	1,975	4.29%
Total interest-bearing liabilities	2,104,446	7,281	1.37%	2,199,069	13,450	2.43%

Noninterest-Bearing Liabilities:
Demand deposits	346,576			315,841
Other liabilities	13,800			14,185
Total noninterest-bearing liabilities (“Non-IBL”)	360,376			330,026
Shareholders’ equity	284,335			239,769
Total Non-IBL and shareholders’ equity	644,711			569,795
Total liabilities and shareholders’ equity	$2,749,157			$2,768,864

Net interest income and margin (NON-TAX EQUIV.)		$27,192	4.23%		$24,644	3.83%
Net interest margin (TAX EQUIVALENT)			4.28%			3.86%

	Twelve Months Ended
	December 31, 2009			December 31, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$116,422	$591	0.51%	$38,907	$909	2.34%
Investment securities (taxable)	179,148	8,501	4.75%	210,436	11,065	5.26%
Investment securities (tax-exempt)	28,703	936	3.26%	36,760	1,471	4.00%
Loans held for sale	31,187	1,513	4.85%	17,022	967	5.68%
Loans (1)	2,248,568	130,257	5.79%	2,220,448	141,663	6.38%
Total interest-earning assets	2,604,028	141,798	5.45%	2,523,573	156,075	6.18%

Noninterest-Earning Assets:
Cash and due from banks	44,192			51,747
Other assets	198,467			178,824
Allowance for loan losses	(32,761)			(28,189)
Total noninterest-earning assets	209,898			202,382
Total Assets	$2,813,926			$2,725,955

Interest-Bearing Liabilities:
Transaction and money market accounts	$658,030	$4,175	0.63%	$565,815	$6,030	1.07%
Savings deposits	155,797	755	0.48%	145,579	1,706	1.17%
Certificates and other time deposits	1,003,572	25,801	2.57%	1,019,434	39,908	3.91%
Federal funds purchased and repurchase agreements	208,565	502	0.24%	271,143	5,427	2.00%
Other borrowings	150,446	5,975	3.97%	168,645	7,227	4.29%
Total interest-bearing liabilities	2,176,410	37,208	1.71%	2,170,616	60,298	2.78%

Noninterest-Bearing Liabilities:
Demand deposits	329,782			315,167
Other liabilities	16,144			14,688
Total noninterest-bearing liabilities (“Non-IBL”)	345,926			329,855
Shareholders’ equity	291,590			225,484
Total Non-IBL and shareholders’ equity	637,516			555,339
Total liabilities and shareholders’ equity	$2,813,926			$2,725,955

Net interest income and margin (NON-TAX EQUIV.)		$104,590	4.02%		$95,777	3.80%
Net interest margin (TAX EQUIVALENT)			4.05%			3.83%

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2009 - 2008	December 31,		2009 - 2008
NONINTEREST INCOME & EXPENSE	2009	2009	2009	2009	2008	% Change	2009	2008	% Change

Noninterest income:
Service charges on deposit accounts	$4,005	$4,089	$3,819	$3,585	$4,123	-2.9%	$15,498	$16,117	-3.8%
Mortgage banking income	1,706	1,451	2,134	1,261	678	151.6%	6,552	3,455	89.6%
Bankcard services income	1,293	1,278	1,290	1,182	1,153	12.1%	5,043	4,832	4.4%
Trust and investment services income	567	588	671	691	654	-13.3%	2,517	2,756	-8.7%
Securities gains (losses), net	(2,257)	(2,122)	(544)	—	(507)		(4,923)	(9,927)
Other	449	307	391	412	9	4888.9%	1,559	1,816	-14.2%
Total noninterest income	$5,763	$5,591	$7,761	$7,131	$6,110	-5.7%	$26,246	$19,049	37.8%

Noninterest expense:
Salaries and employee benefits	$10,102	$10,649	$9,517	$10,519	$10,306	-2.0%	$40,787	$42,554	-4.2%
Net occupancy expense	1,668	1,582	1,559	1,583	1,583	5.4%	6,392	6,103	4.7%
Furniture and equipment expense	1,483	1,507	1,499	1,560	1,579	-6.1%	6,049	6,246	-3.2%
Information services expense	1,448	1,381	1,286	1,442	1,309	10.6%	5,557	4,878	13.9%
FDIC assessment and other regulatory charges	976	956	2,333	1,184	483	102.1%	5,449	1,837	196.6%
OREO expense and loan related	1,103	2,497	1,367	674	864	27.7%	5,641	1,759	220.7%
Advertising and marketing	697	579	571	650	1,088	-35.9%	2,497	3,870	-35.5%
Business development and staff related	690	367	449	441	600	15.0%	1,947	2,184	-10.9%
Professional fees	415	376	557	434	605	-31.4%	1,782	2,243	-20.6%
Amortization of intangibles	132	131	132	131	142	-7.0%	526	575	-8.5%
Merger expense	—	—	—	—	405		—	405
Other	1,910	1,772	1,768	1,569	1,912	-0.1%	7,019	7,142	-1.7%
Total noninterest expense	$20,624	$21,797	$21,038	$20,187	$20,876	-1.2%	$83,646	$79,796	4.8%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) Repossessed assets includes OREO and other nonperforming assets.